Exhibit 99.1

LookSmart Announces Spin-Off and Definitive Merger Agreement with Pyxis

SAN FRANCISCO, CA and ATHENS, GREECE–  LookSmart, Ltd. (NASDAQ: LOOK) and privately-held Pyxis Tankers Inc. (“Pyxis”) today jointly announced that they have entered into an Agreement and Plan of Merger (the “Merger Agreement”), whereby Pyxis will become a publicly listed company as a result of the merger between LookSmart, Ltd. (“LookSmart”) and Pyxis’ wholly-owned subsidiary, Maritime Technologies Corp., a Delaware corporation. In addition, LookSmart will spin off its existing business into a new entity called LookSmart Group, Inc. (“LookSmart Group”).

Pyxis Tankers Inc.

Pyxis Tankers Inc. is a newly formed international maritime transportation company with a focus on the tanker sector. At the consummation of the merger with LookSmart, Pyxis’ fleet will be comprised of six double hull product tankers with an average current age of four years and that are employed under a mix of short- and medium-term time charters and spot charters. Pyxis will acquire these six vessels prior to the merger from an affiliate of its founder and chief executive officer, Mr. Valentios (“Eddie”) Valentis. Four of the vessels in the fleet will be medium-range, or MR, product tankers, three of which have eco-efficient or eco-modified designs and two will be short-range tanker sister ships. Each of the vessels in the fleet is capable of transporting refined petroleum products, such as naphtha, gasoline, jet fuel, kerosene, diesel and fuel oil, as well as other liquid bulk items, such as vegetable oils and organic chemicals.

Pyxis’ principal objective will be to own and operate its fleet in a manner that will enable it to benefit from short- and long-term trends that Pyxis expects in the product tanker sector to maximize its revenues and to enhance returns to its stockholders. Pyxis intends to expand the fleet through selective acquisitions of modern product tankers in a manner that is accretive to stockholder value. It expects to employ its vessels primarily through time charters to creditworthy customers and on the spot market. Pyxis intends to continually evaluate the markets in which it operates and, based upon its view of market conditions, adjust its mix of vessel employment by counterparty and stagger its charter expirations. In addition, Pyxis may choose to opportunistically direct asset sales when opportunities exist for subsequent accretive vessel acquisitions and conditions are primed to generate attractive returns for its stockholders.

Mr. Valentis commented, “A publicly-traded growth-oriented product tanker company will be created upon closing of the merger that we believe is unique among our competitors. We at Pyxis Tankers look forward to communicating to the LookSmart shareholders and the investment community about our value creation story and growth opportunities.”

The Transactions

Spin-Off

Prior to the execution of the Merger Agreement, LookSmart transferred all of its businesses, assets and liabilities (including its Clickable, Ad Center and web search businesses) to LookSmart Group.   Upon completion of this spin-off, LookSmart Group, will be 100% owned by LookSmart’s stockholders of record.

Merger

Under the terms of the Merger Agreement, LookSmart will merge with and into Maritime Technologies Corp., which will be the surviving corporation in the merger and will continue to be a wholly-owned subsidiary of Pyxis.  Upon completion of the merger, each share of LookSmart’s common stock issued and outstanding immediately prior to the merger will be exchanged for the right to receive a certain number of shares of Pyxis’ common stock equal to $4,000,000, as adjusted for the price and number of LookSmart’s outstanding common stock as of the date that the merger becomes effective.  After the completion of the merger, and assuming no adjustments pursuant to the terms of the Merger Agreement, the public stockholders of LookSmart are expected to own approximately 5.66% of the total issued and outstanding common stock of Pyxis.

Pyxis intends to apply to have its common stock listed on either the Nasdaq Capital Market or the NYSE MKT under the symbol “PXS.”

LookSmart’s Chief Executive Officer, Michael Onghai, stated, “We are very pleased to give our stockholders this value enhancing transaction. Our stockholders will have an opportunity to also own shares in Pyxis without diluting their existing ownership in LookSmart and its subsidiaries including Clickable, Inc., all of which will be transferred into a new entity called LookSmart Group, Inc. This transaction enables LookSmart Group to remain public with lower costs of being public and more flexibility for its fast-growing subsidiaries to raise capital with alternative sources of financing such as venture capital. At the same time, this transaction offers Pyxis a chance to be listed on a major stock exchange.”

The Make Whole Record Date

In the event that subsequent to the Merger, Pyxis completes a financing which results in gross proceeds to Pyxis of at least $5,000,000 (a "Future Pyxis Offering") at a valuation lower than the valuation ascribed to the shares of common stock received by LookSmart stockholders pursuant to the Merger Agreement (the "Consideration Value"), Pyxis will be obligated to make "whole" the LookSmart stockholders as of April 29, 2015 (the "Make Whole Record Date") by offering such LookSmart stockholders the right to receive additional shares of Pyxis common stock to compensate the LookSmart stockholders for the difference in value of their Pyxis common stock.

In addition, should Pyxis fail to complete a Future Pyxis is Offering within a date which is 3 years from the date of the closing of the Merger, each holder of the Company's common stock who has held such stock continuously from the date of the Make Whole Record Date until the expiration of such 3 year period (the "Legacy LS Stockholders") will have a 24-hour option beginning at the end of the 3 year period to require Pyxis to purchase from such Legacy LS Stockholders a pro rata amount of Pyxis common stock that would result in aggregate gross proceeds to the Legacy LS Stockholders in an amount not to exceed $2,000,000; provided that in no event shall a Legacy LS Stockholder receive an amount per share greater than the Consideration Value.

About LookSmart, Ltd.

LookSmart is a pioneer in online advertising. Founded in 1997, LookSmart has been connecting advertisers and agencies to high quality sources of inventory for performance marketing, and helps online publishers monetize their inventory through our award winning Ad Center platform. LookSmart's highly scalable technology processes billions of search queries on a daily basis, enabling marketers to bid in real-time across search and display inventory, and leverage intent data to get performance that meets aggressive campaign goals. LookSmart also operates Clickable.com, a technology-enabled solutions company that uses social media data to help some of the world's most valuable brands understand their customer needs and improve performance, as well as providing a technology-enabled services company that helps companies and agencies manage their online marketing for themselves and their clients. LookSmart is based in San Francisco, California. For more information, visit www.looksmart.net, www.clickable.com, or call (415) 348-7000.

Additional Information and Where to Find It

In connection with the proposed merger, LookSmart and Pyxis will prepare a proxy statement/prospectus for LookSmart’s stockholders proxy and a registration statement on Form F-4 to be filed with the SEC.  LookSmart’s proxy statement/prospectus will be mailed to LookSmart’s stockholders that do not opt to receive the document electronically.  LookSmart and Pyxis urge investors, stockholders and other interested persons to read, when available, the proxy statement/prospectus, as well as other documents filed with the SEC, because these documents will contain important information.

Such persons can also read LookSmart’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, for a description of the security holdings of its officers and directors and their respective interests as security holders in the successful consummation of the transactions described herein. LookSmart’s definitive proxy statement/prospectus, which will also be included in Pyxis’ registration statement, will be mailed to stockholders of LookSmart as of a record date to be established for voting on the transactions described in this report. LookSmart’s stockholders will also be able to obtain a copy of such documents, without charge, by directing a request to: LookSmart, Ltd., 50 California Street, 16th Floor, San Francisco, CA 94111.  These documents, once available, can also be obtained, without charge, at the Securities and Exchange Commission’s web site (http://www.sec.gov).

Participants in Solicitation

Maxim Group LLC acted as sole financial advisor to Pyxis in connection with the proposed Merger, for which it will receive a fee. Additionally, Gruppo, Levy & Co. and Source Capital Group, Inc. provided a fairness opinion to the Company in connection with the proposed Merger, for which they will receive a fee. The Company and its directors and executive officers, Maxim Group LLC, Gruppo, Levy & Co. and Source Capital Group, Inc. may be deemed to be participants in the solicitation of proxies for the special meeting of the Company’s stockholders to be held to approve the Transactions described in this report. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed Transactions will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K, which was filed with the SEC on March 17, 2015. You can obtain free copies of these documents from the Company using the contact information above.

Non-Solicitation

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of LookSmart, LookSmart Group, Pyxis or Maritime Technologies Corp., nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Safe Harbor Language

This press release includes "forward-looking statements" within the meaning of U.S. federal securities laws. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue" and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, LookSmart's and Pyxis' expectations with respect to future performance, growth and anticipated acquisitions; the anticipated financial impact of the merger; ability to recognize the anticipated benefits of the merger; costs related to the proposed merger; the satisfaction of the closing conditions to the merger; the timing of the completion of the merger; volatility in charter rates and profitability; demand for shipping of refined petroleum products; global economic conditions; changes in fuel prices; geopolitical events and regulatory changes; damages to vessels; acts of piracy, political instability, terrorist or other attacks, war or international hostilities; loss of key personnel; delays in deliveries of product tankers; difficulty managing planned growth properly; seasonal and exchange rate fluctuations; access to additional financing; changes in tax laws; weather and natural disasters; changing interpretations of generally accepted accounting principles; inquiries and investigations and related litigation; continued compliance with government regulations; and other risks and uncertainties indicated from time to time in filings with the SEC. The foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in LookSmart's most recent filings with the SEC and will be contained in the proxy statement/prospectus to be filed as result of the transactions described above. All subsequent written and oral forward-looking statements concerning LookSmart, LookSmart Group, Pyxis or Merger Sub, the transactions described herein or other matters and attributable to LookSmart, LookSmart Group, Pyxis or Merger Sub, or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Neither LookSmart, LookSmart Group, Pyxis nor Merger Sub undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Contact  John Evans, LookSmart

Telephone (415) 348-7000

E-Mail ir@looksmart.net